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                                   EXHIBIT 4.2

                        CATELLUS DEVELOPMENT CORPORATION
                           1996 PERFORMANCE AWARD PLAN
                   NONQUALIFIED STOCK OPTION AWARD AGREEMENT
                                   (Director)

                  This Award Agreement ("Agreement") is entered into as of Date~ (the "Date of Grant") between Catellus Development Corporation, a Delaware corporation ("Catellus"), and

                                      Name~

a director of Catellus (the "Director").

                  Catellus has adopted and the stockholders of Catellus have approved the 1996 Performance Award Plan (the "Plan"). Pursuant to Section 9 of the Plan, Catellus has granted an option to the Director upon the terms and conditions evidenced hereby, as required by the Plan.

                  In consideration of the services rendered and to be rendered by the Director, Catellus and the Director hereby agree to the terms and conditions set forth herein as required by the terms of the Plan:

                  1. NUMBER OF OPTION SHARES. This Agreement evidences the grant by Catellus to the Director of a nonqualified stock option (the "Option") to purchase, from time to time, an aggregate of

                                     Number~

shares (the "Option Shares") of the Common Stock, par value $0.01 per share (the "Common Stock"), under Section 9 of the Plan, subject to the terms and conditions and to adjustment as set forth herein or in the Plan.

                  2. OPTION PURCHASE PRICE. Upon exercise, the Director shall pay to Catellus Price~ per Option Share (the "Option Purchase Price").

                  3. OPTION EXPIRATION DATE. Unless terminated sooner in accordance with the provisions of the Plan or this Agreement, the right to exercise the Option shall expire on Expire~ (the "Expiration Date").

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                  4. VESTING REDUCTIONS. Subject to the provisions of Section 5 of this Agreement and to adjustment pursuant to Section 7 of the Plan, the Option shall become exercisable (a) as to the entire number of the Option Shares on and after the eighth anniversary of the Date of Grant or (b) if earlier, in the amounts indicated below:

                                   (i) The Option may be exercised as to up to
                  25% of the Option Shares provided that the Stock Trading Price is at least 125% of the Exercise Price.

                                   (ii) The Option may be exercised as to up to
                  50% of the Option Shares provided that the Stock Trading Price is at least 150% of the Exercise Price.

                                   (iii) The Option may be exercised as to up to
                  75% of the Option Shares provided that the Stock Trading Price is at least 175% of the Exercise Price.

                                   (iv) The Option may be exercised as to up to
                  the entire number of the Option Shares provided that the Stock Trading Price is at least 200% of the Exercise Price.

                  For purposes of this Section 4, the term "Stock Trading Price" means the average of the closing prices of the Common Stock for 30 consecutive trading days as reported on the composite tape of New York Stock Exchange issues (or, if the Common Stock is not so listed, the principal national stock exchange on which the Common Stock is then listed or, if the Common Stock in not listed on any national stock exchange, such other reporting system as shall be selected by the Committee (as defined in the Plan)).

                            5. EFFECT OF CERTAIN EVENTS ON VESTING AND EXERCISE.

                                   a. TERMINATION OF SERVICE.

                                      (i)   General. If the Director's services
                  as a member of the Board of Directors terminate for any reason, any portion of the Option that (A) has not vested as of such termination of service, or (B) is vested as of such termination or becomes vested as a result of such termination in accordance with Section 5a(ii) and is not exercised within the period specified in Section 5d, shall be forfeited.

                                      (ii)  Termination as a Result of Death,
                  Disability or Retirement. In the event the Director ceases to be a director by reason of death, disability (the inability of the Director to continue to perform his or her duties as determined by the Committee) or retirement, the Option shall vest immediately as to the entire number of Option Shares.

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                                    b.  CHANGE OF CONTROL. Upon the occurrence
of a Change of Control, the Option shall vest immediately as to the entire number of Option Shares; provided, however, that the exercisability of the Option shall not be accelerated to a date that is less than six months after the Date of Grant. For purposes of this Agreement, a "Change of Control" of Catellus shall be deemed to have occurred upon the happening of any of the following events:

                                        (i)    the acquisition or holding, other
                  than in or as a result of a transaction approved by the Continuing Directors (as defined in paragraph (ii) below) of Catellus, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of the combined voting power of the then outstanding shares of Common Stock and other stock of Catellus entitled to vote generally in the election of directors, but excluding for this purpose:

                                        (A) any such acquisition (or holding) by
                           the California Public Employees' Retirement System ("CalPERS"), which as of the date hereof holds approximately 41% of the issued and outstanding Common Stock of Catellus, or while CalPERS is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by the Acquiror;

                                        (B) any such acquisition (or holding) by
                           Catellus or any of its subsidiaries, or any employee benefit plan (or related trust) of Catellus or such subsidiaries; or

                                        (C) any such acquisition (or holding) by
                           any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and other voting securities of Catellus immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of Catellus and of the combined voting power of the then outstanding voting securities of Catellus entitled to vote generally in the election of directors;

                                        (ii)  individuals who, as of the date
                  hereof, constitute the Board (the "Continuing Directors") cease for any reason to

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                  constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Catellus, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors, shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of Catellus (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934); or

                                    (iii) approval by the stockholders of
                  Catellus of (A) a reorganization, merger or consolidation of Catellus, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and other voting securities of Catellus immediately prior to such reorganization, merger or consolidation will not, immediately following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger or consolidation, or (B) a complete liquidation or dissolution of Catellus, or (C) the sale or other disposition of all or substantially all of the assets of Catellus.

                                    c. FORFEITURE. Notwithstanding any other
provision herein, any unexercised portion of the Option and all rights under the Plan, whether vested or unvested, shall be forfeited if, prior to the time of exercise, the Director (i) is employed by a competitor of, or engaged in any activity in competition with, Catellus without Catellus' consent, (ii) divulges without Catellus' consent any secret or confidential information belonging to Catellus, (iii) is engaged in any other activities which would constitute grounds for termination For Cause (as defined in the Plan) or is terminated For Cause.

                                    d. EXERCISE PERIOD FOLLOWING TERMINATION OF
SERVICE OR CHANGE OF CONTROL.

                                    (i) In the event the Director ceases to be a
                  director by reason of death, disability or retirement any unexercised portion of the Option that is or becomes vested upon such termination of service in accordance with Section 5a(ii) of this Agreement (unless such unexercised portion is forfeited in accordance with Section 5c of this Agreement) may be exercised by the Director or by the Director's personal representative or by the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution at any time within one year following the occurrence of such termination of service, but in no event after the Expiration Date.

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                                    (ii) In the event the Director ceases to be
                  a director for any other reason any unexercised portion of the Option that is vested (unless such unexercised portion is forfeited in accordance with Section 5c of this Agreement) may be exercised by the Director or by the Director's personal representative or by the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution at any time within three months following the occurrence of such termination of service, but in no event after the Expiration Date.

                                    (iii) In the event of a Change of Control
                  any unexercised portion of the Option that is or becomes vested upon such Change of Control in accordance with Section 5b of this Agreement (unless such unexercised portion is forfeited in accordance with Section 5c of this Agreement) may be exercised by the Director or by the Director's personal representative or by the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution at any time within one year following the occurrence of such Change of Control, but in no event after the Expiration Date.

                  6.      EXERCISE OF OPTION.

                           a. All or a portion of the Option may be exercised
in accordance with procedures (including requisite holding periods) established from time to time by the Committee.

                           b. The Director agrees that Catellus may withhold
any federal, state or local taxes upon the exercise of the Option, at such time and upon such terms and conditions as required by law, or, if no payments are due to the Director upon the exercise of the Option, the Director shall satisfy the withholding obligation as provided in the Plan.

                           c. Subject to adjustment pursuant to Section 7, a
minimum of six months shall elapse between the Date of Grant and the sale of any of the Option Shares. No shares of Common Stock shall be issued or transferred upon exercise of the Option unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee.

                  7. NO ASSIGNABILITY. The Option is not assignable or transferable by the Director, except (a) by will or by the laws of descent and distribution, or (b) pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder). During the lifetime of the Director the Option may be exercised only by the Director or by his or her guardian or legal representative or applicable rules thereunder.

                  8. GENERAL TERMS. The Option and this Agreement are subject to, and Catellus and the Director agree to be bound by, the provisions of the Plan that apply to the Option. Suck provisions are incorporated herein by this reference. The Director acknowledges


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receipt of a copy of the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Plan.

                   9.      OTHER PROVISIONS.

                           a. Neither the Director nor any other person
entitled to exercise the Option shall have any rights as a stockholder with respect to any Option Shares until the date the Director or such other person becomes the holder of record of such Option Shares.

                           b. The Director acknowledges that Catellus has the
right to terminate, modify or amend the Plan at any time, but that no such termination, modification or amendment may, without the Director's consent, adversely affect the rights of the Director under the Option.

                           c. In the event that any provision of this Agreement
is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

                           d. The rights and obligations under this Agreement
shall inure to the benefit of, and shall be binding upon, Catellus, the Director and the Director's representatives and beneficiaries.

                           e. Any communication under this Agreement shall be
in writing and addressed to Catellus at 201 Mission Street, San Francisco, California 94105, Attention: Secretary and to the Director at the address given beneath the Director's signature, or at such other address as either party may hereafter designate in writing to the other.

                           f. The interpretation, performance and enforcement
of the Option and this Agreement shall be governed by the laws of the State of California.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

                                       "CATELLUS"

                                       CATELLUS DEVELOPMENT CORPORATION

                                       By:
                                           -------------------------------------
                                           Nelson C. Rising,
                                           President and Chief Executive Officer

ATTEST:

- -----------------------------
Secretary

                                       "DIRECTOR"

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                                       Print Name:
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                                       Address
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